EXHIBIT 99.2

WQN, INC.

BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,137	$11,562
Accounts receivable, net	34,574	38,072
Prepaid expenses and deposits	137,646	156,825
Total current assets	185,357	206,459

Property and equipment, net	294,053	229,565
Goodwill	367,589	367,589

TOTAL ASSETS	$846,999	$803,614

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$92,063	$20,380
Accrued expenses	40,613	29,804
Unearned revenue	298,529	280,636
Advances from related party	—	10,575
Current portion of notes payable	38,644	25,518
Income tax payable	—	971
Total current liabilities	469,849	367,885

Noncurrent portion of notes payable	20,190	33,844

TOTAL LIABILITIES	490,039	401,729

Shareholders' equity:
Common stock - $0.001 par value; 50,000,000 shares authorized; 1,020,000 and 1,000,000 shares issued and outstanding, respectively, at March 31, 2009 and December 31, 2008	1,020	1,000
Additional paid-in capital	418,980	399,000
Retained earnings (deficit)	(63,040)	1,885
Total shareholders' equity	356,960	401,885

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$846,999	$803,614

The accompanying notes are an integral part of these financial statements.

WQN, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008

Revenues	$712,850	$1,049,544

Cost of sales	407,595	732,492

Gross profit	305,255	317,052

Operating expenses:
Compensation and related expenses	229,063	224,417
General and administrative expenses	123,426	74,703
Depreciation	16,070	13,220
Total operating expenses	368,558	312,340

Income (loss) from operations before income taxes	(63,303)	4,713

Other expense:
Interest expense	2,592	2,195
Total other expense	2,592	2,195

Income (loss) before income taxes	(65,895)	2,518

Income tax expense (benefit)	(971)	856

Net income (loss)	$(64,925)	$1,662

Basic and diluted income (loss) per share:

Income (loss) from operations before income taxes	$(0.06)	$0.00
Income tax expense (benefit)	(0.00)	0.00

Net income (loss) per share	$(0.06)	$0.00

Weighted average number of shares outstanding	1,020,000	1,000,000

The accompanying notes are an integral part of these financial statements.

WQN, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(64,925)	$1,662
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	16,070	13,220
Changes in operating assets and liabilities net of assets and liabilities acquired:
Accounts receivable	3,498	7,510
Prepaid expenses and deposits	19,179	(5,400)
Income tax payable	(971)	856
Accounts payable	71,682	(38,807)
Accrued expenses	10,809	(18,605)
Unearned revenue	17,893	(27,712)
Advances from related parties	(10,575)	(80,404)
Net cash provided by (used in) operating activities	62,660	(147,680)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(80,558)	(1,530)
Net cash used in investing activities	(80,558)	(1,530)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	20,000	—
Repayment of notes payable	(527)	(675)
Net cash provided by (used in) financing activities	19,473	(675)

Net increase (decrease) in cash	1,576	(149,886)

Cash and cash equivalents at beginning of period	11,562	243,155
Cash and cash equivalents at end of period	$13,137	$93,269

Supplemental cash flow information:
Cash paid for taxes	$—	$—
Cash paid for interest	$2,592	$2,195

Noncash investing and financing actifivites	$—	$—

The accompanying notes are an integral part of these financial statements.

WQN, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

MARCH 31, 2009 AND 2008

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

The financial information presented herein should be read in conjunction with the financial statements for the year ended December 31, 2008. The accompanying financial statements for the three months March 31, 2009 and 2008 are unaudited but, in the opinion of management, include all adjustments (which are normal and recurring in nature) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Interim results are not necessarily indicative of results for a full year. Therefore, the results of operations for the three months ended March 31, 2009 are not necessarily indicative of operating results to be expected for the full year or future interim periods.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies are detailed in the Company's financial statements included herein for the year ended December 31, 2008.

NOTE C - PROPERTY AND EQUIPMENT, NET

At March 31, 2009 and December 31, 2008, property and equipment consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)

Computers and equipment	$343,750	$272,192
Automobile	32,123	32,123
Furniture & Fixtures	11,500	2,500
Total	387,373	306,815
Less accumulated depreciation	(93,320)	(77,250)
Total	$294,053	$229,565

Depreciation expense for the three months ended March 31, 2009 and 2008 amounted to $16,070 and $13,220, respectively.

NOTE D - INTANGIBLE ASSET

The Company's balance sheet includes an intangible asset with an original cost of $367,589 pertaining to goodwill, recorded primarily in connection with its acquisition in June, 2007.

NOTE E – RELATED PARTY TRANSACTIONS

From time to time, Steven Ivester, the Company’s former sole shareholder, has made personal advances to the Company. These advances are repayable upon demand, are unsecured, and are non-interest bearing. Such advances amounted to $10,575 at December 31, 2008, and were repaid by the Company during the three months ended March 31, 2009.

As the Company’s then-president and Chief Executive Officer, Mr. Ivester’s compensation during the three months ended March 31, 2009 and 2008 was $79,240 and $70,500, respectively.

WQN, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

MARCH 31, 2009 AND 2008

NOTE F - NOTES PAYABLE

At March 31, 2009 and December 31, 2008, notes payable consisted of the following:

	March 31, 2009	December 31, 2008
	(Unaudited)

Notes payable - CIT Bank	$33,244	$32,505
Note payable - American Honda Finance Corporation	25,590	26,857

Total notes payable	58,835	59,362

Less current portion	(20,190)	(33,844)

Noncurrent portion	$38,644	$25,518

NOTE G - INCOME TAXES

The components of the Company's income tax expense (benefit) are as follows:

	Three Months Ended
	March 31, 2009	March 31, 2008

Current expense	$(971)	$856
Deferred benefit	—	—
Net income tax provision (benefit)	$(971)	$856

The Company's income tax expense (benefit) at the statutory rate was substantially equal to the reported income tax expense (benefit).  The Company is only subject to federal income taxes.

At March 31, 2007, the Company's net deferred tax asset consisted of the following:

Net operating loss carryforward	$22,405
Less valuation allowance	(22,405)
Total	$—

The Company's net operating loss carryforward for federal income tax purposes was approximatel $66,425 as of March 31, 2009, expiring in 2022.

NOTE H – COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under a non-cancelable operating lease for its primary office facilities, which originally expired on August 31, 2009, and which was recently renewed to February 28, 2015. Future minimum lease payments under this operating lease as of March 31, 2009 were $27,335 (exclusive of the recent renewal). Rent expense for this operating lease (net of a month-to-month sublease for a small portion of the office premises) for the three months ended March 31, 2009 and 2008 was $13,812 and $12,466, respectively.

In March 2009, the Company signed a 12-month lease for satellite office facilities in Weston, Florida. Lease payments are $1,900 per month.

WQN, INC.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

MARCH 31, 2009 AND 2008

NOTE I – SUBSEQUENT EVENTS

Effective August 1, 2009, WQN executed a Consulting Services Agreement with iTela, Inc.  (“Consultant”), whereby Consultant shall provide, at the reasonable request of the Company’s management, advanced business strategy, financing, product development and marketing advice including but not limited to day to day operations.  The initial term of this agreement is for ten years, and automatically renews for an additional five years.  During this agreement’s term and at the Company’s expense, Consultant will be provided an office and administrative support in Weston, Florida.  Consultant’s compensation shall consist of the following:

1.

Cash payments totaling $100,000 for the first six months, payable monthly;

2.

Annual cash payments of $250,000 thereafter, payable monthly;

3.

Nine percent of the Company’s consolidated gross revenue, payable in cash quarterly;

4.

Medical insurance benefits for Consultant’s key employee and his family;

5.

$1,000 per month car allowance plus related auto insurance for Consultant’s key employee;

6.

Four weeks paid vacation each year for Consultant’s key employee;

7.

Grants of stock options pursuant to the Company's  Parent 's Equity Incentive  Plan in such amounts as may from time to time be determined by the Board of Directors; and

8.

Bonuses in such amounts and at such times as may be determined by the Board of Directors;